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                                                                      EXHIBIT 12




                             JOHNSON CONTROLS, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES
                             (Dollars in millions)


                                                   For the Six Months
                                                   Ended March 31, 1996
                                                   --------------------
Net income                                                $83.4
Provision for income taxes                                 67.7
Undistributed loss of partially-owned affiliates            0.1
Minority interests in net earnings of subsidiaries         14.0
Amortization of previously capitalized interest             1.8
                                                         ------
                                                          167.0
                                                         ------


Fixed charges:
   Interest incurred and amortization of debt expense      43.7
   Estimated portion of rent expense                       16.3
                                                         ------
Fixed charges                                              60.0
Less:  Interest capitalized during period                  (4.6)
                                                         ------
                                                           55.4
                                                         ------

Earnings                                                 $222.4
                                                         ======


Ratio of earnings to fixed charges                          3.7
                                                         ======



For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates which are less than 50% owned, minority interests in net earnings of subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.



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